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                               FIRST AMENDMENT TO THE
                              LLC OPERATING AGREEMENT
                                        FOR
                               BCC ACQUISITION II LLC

     THIS FIRST AMENDMENT TO THE LLC OPERATING AGREEMENT ("First Amendment") is made and entered into as of July __, 1998, by and between The Bay City Capital Fund I, L.P. (the "MANAGER" and a "MEMBER") and Bay Investment Group, L.L.C. ("BIG", a "MEMBER" and, with the Manager, the "MEMBERS"). This First Amendment amends that certain LLC Operating Agreement, by and between the Manager and BIG dated as of June 30, 1998 (the "LLC OPERATING AGREEMENT").

                                      RECITAL

     The Manager and BIG desire to modify the capital commitment and capital contribution provisions of the LLC Operating Agreement.

                                     AGREEMENT

     Accordingly, the parties hereto agree as follows:

     1.1 SUBSECTION 2.1 CAPITAL COMMITMENT of the LLC Operating Agreement is amended in its entirety to read as follows:

          The Manager's aggregate capital commitment hereunder is $10,000,000. BIG's aggregate capital commitment hereunder is $10,047,004.

     1.2 SUBSECTION 2.2 CAPITAL CONTRIBUTION of the LLC Operating Agreement is amended in its entirety to read as follows:

          Upon the request of the Manager for capital contributions, each of the Members shall make capital contributions to the Company up to such Member's aggregate capital commitment, provided that no Member shall be obligated to make a capital contribution other than related to the Common Stock Purchase Agreement dated June 30, 1998 between the Company and Diametrics Medical, Inc., the Note Purchase Agreement referred to therein and the transactions contemplated by either of such documents or operating expenses of the Company. All capital contributions shall be made first by the Manager (up to $10,000,000 in the aggregate) and then by BIG (up to $10,047,004 in the aggregate).

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     IN WITNESS WHEREOF, each of the Members of BCC ACQUISITION II LLC have executed this First Amendment, effective as of the date written above.

                                       THE BAY CITY CAPITAL FUND I, L.P.

                                       Address:  c/o Bay City Capital LLC
                                                 750 Battery Street, Suite 600
                                                 San Francisco, CA  94111

                                       By:  Bay City Capital Management LLC

                                       Its:  General Partner

                                       By:  /s/ Roger H. Salquist
                                            ------------------------------------
                                       Name:   Roger H. Salquist
                                       Title:  Managing Partner


                                       BAY INVESTMENT GROUP, L.L.C.

                                       Address:  200 West Madison Street
                                                 Suite 3800
                                                 Chicago, IL  60606

                                       By:  /s/ Thomas J. Pritzker
                                            ------------------------------------
                                       Name:   Thomas J. Pritzker
                                       Title:  Co-Trustee of R.A. Trust No. 25,
                                               a general partner of R.A.
                                               Investment Group, a member of
                                               Bay Investment Group, L.L.C.



                                       By:  /s/ Marshall E. Eisenberg
                                            ------------------------------------
                                       Name:   Marshall E. Eisenberg
                                       Title:  Co-Trustee of R.A. Trust No. 25,
                                               a general partner of R.A.
                                               Investment Group, a member of
                                               Bay Investment  Group, L.L.C.

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